Exhibit 99.3




                            Exchange Agency Agreement





                                                                   May    , 1998


State Street Bank and Trust Company
Corporate Trust Department
Two International Place - 4th Floor
Boston, Massachusetts 02110

Attention:

Ladies and Gentlemen:

        ESI Tractebel Acquisition Corp., a Delaware corporation (the "Company") is offering to exchange (the "Exchange Offer"), upon the terms and subject to the conditions set forth in the Prospectus dated _____________1998 (the "Prospectus"), and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), its 7.99% Series B Secured Bonds Due 2011 (the "New Notes") for all of its outstanding 7.99% Series A Secured Bonds Due 2011 (the "Old Notes") of the Company of which $220,000,000 principal amount is outstanding. The New Notes and the Old Notes are together referred to herein as the "Notes". Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus or Letter of Transmittal.

        You are hereby appointed and authorized to act as agent (the "Exchange Agent") to effectuate the exchange of Old Notes for New Notes, on the terms and subject to the conditions of this agreement (the "Agreement"). In that connection, the following documents have been delivered to you:

        (i)    Prospectus;

        (ii) the Letter of Transmittal accompanying the Prospectus, to be used by the holders of Old Notes ("Old Noteholders") in tendering their Old Notes"; and

        (iii) the Notice of Guaranteed Delivery to be used by Old Noteholders whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to you prior to the expiration of the Exchange Offer.


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____________________ Exchange Agency Agreement
May    , 1998
Page 2


        The Exchange Offer will expire at the time and on the date specified in the Prospectus (the "Expiration Date") unless the Exchange Offer is extended by the Company, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

        You are hereby requested, and you hereby agree, to act as follows:

        1. You are to accept Old Notes which are accompanied by the appropriate Letter of Transmittal or facsimile thereof, properly completed and duly executed in accordance with the instructions thereon and any requisite collateral documents or, in the case of Old Notes tendered by book-entry transfer, all other instruments and communications submitted to you in connection with the Exchange Offer and to hold the same upon the terms and conditions set forth in this Agreement.

        2. You are to examine the Letters of Transmittal, the Old Notes and other documents delivered or mailed to you by or for Old Noteholders to ascertain whether (i) the Letters of Transmittal are properly completed and duly executed in accordance with the instructions set forth therein, (ii) the other documents are properly completed and duly executed, and (iii) the Old Notes have otherwise been properly tendered. You need not pass on the legal sufficiency of any signature or verify any signature guarantee.

        3. In the event any Letter of Transmittal or other document has been improperly executed or completed or any of the certificates are not in proper form or have been improperly tendered or any book-entry delivery of Old Notes has been improperly made, or if some other irregularity in connection with the delivery of Old Notes by a holder thereof exists, you are authorized, upon consultation with the Company or its counsel, to endeavor to take such action as may be necessary to cause such irregularity to be corrected. You are authorized, upon consultation with the Company or its counsel, to request from any person tendering Old Notes such additional documents or undertakings as you or they deem appropriate. All questions as to the form of all documents and the validity, eligibility (including time of receipt) and acceptance of tendered Old Notes will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Old Notes, which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions set forth therein) will be final. No tender of Old Notes will be deemed to have been properly made until all defects and irregularities have been cured or waived.


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____________________ Exchange Agency Agreement
May    , 1998
Page 3

        4. Tenders of Old Notes may be made only as set forth in the Prospectus and Letter of Transmittal, and Old Notes shall be considered properly tendered to you only when:

           a. a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other required documents as set forth in the Letter of Transmittal, is received by you at your address set forth in the Prospectus and Letter of Transmittal, and Old Notes are received by you at such addresses or a timely confirmation of a book-entry transfer of such Old Notes is received by you at or prior to the Expiration Date at your address set forth in the Prospectus and Letter of Transmittal; or a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company, with an appropriate guarantee of signature and delivery from an Eligible Institution, is received by you at or prior to the Expiration Date and Old Notes (in respect of which there have been delivered to you prior to the Expiration Date a properly completed and duly executed Notice of Guaranteed Delivery) in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents as set forth in the Letter of Transmittal, are received by you within five New York Stock Exchange trading days; and

           b. the adequacy of the items relating to Old Notes, the Letter of Transmittal therefor and any Notice of Guaranteed Delivery has been favorably passed upon as above provided.

        Notwithstanding the provisions of the preceding paragraph, Old Notes which the Company shall approve as having been properly tendered shall be considered to be properly tendered.

        5. Holders of Old Notes may make book-entry delivery of their securities. You will establish in your name or the name of your nominee an account with respect to the Old Notes at Depository Trust Company ("DTC") for purpose of the Exchange Offer to permit book-entry transfers of Old Notes. Except as otherwise provided below, Old Notes, or any book-entry transfer into your account at DTC of Old Notes tendered electronically, as well as a properly completed and duly executed copy of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, must be received by you or, in the case of tenders of book-entry transfer, confirmed to you by transfer to your account on or prior to the Expiration Date.

           6. a. A tendering Old Noteholder may withdraw tendered Old Notes in accordance with the procedures set forth in the Prospectus and Letter of Transmittal, in which event, except as may be otherwise specified in the Old Noteholder's notice of withdrawal, all items in your possession which shall have been received from the Old Noteholder with respect to those Old Notes shall be promptly returned to or upon the order of the Old Noteholder and the Old Notes covered by those items shall no longer be considered to be properly tendered.


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____________________ Exchange Agency Agreement
May    , 1998
Page 4


           b. A withdrawal may not be rescinded. Withdrawn Old Notes may, however, be tendered at anytime on or prior to the Expiration Date.

        7. You are to record and to hold all tenders received by you and to promptly notify by telephone after the close of business on each business day, the following person as to the total number of Old Notes tendered on such day and the cumulative numbers with respect to the Old Notes received through the time of such call:

        ___________________________, Treasurer and Chief Financial Officer of the Company.

Each daily report should identify: the number and principal amount of Old Notes represented by (i) certificates, and (ii) Notices of Guaranteed Delivery actually received by you through the time of the report. The foregoing information should also be sent to Mr. _______ in a daily letter. In addition, you will also provide, and cooperate in making available to Mr. _______, such other information as he or the Company's counsel may reasonably request upon oral request made from time to time. Your cooperation shall include, without limitation, the granting by you to the Company, and such other persons as it may reasonably request, of access to those persons on your staff who are responsible for receiving tenders of Old Notes in order to insure that immediately prior to the Expiration Date, the Company shall have received information in sufficient detail to enable it to decide whether to extend the Exchange Offer.

        8. Letters of Transmittal, Notices of Guaranteed Delivery and telegrams, facsimile transmissions and letters submitted in lieu thereof pursuant to the Exchange Offer shall be stamped by you as to the date and time of receipt and shall be retained in your possession until the Expiration Date. As promptly as practicable after the Expiration Date, you will deliver those items, together with all properly tendered Old Notes to the Company.

        9. You are to follow up and to act upon any amendments, modifications or supplements to these instructions mutually satisfactory to you and the Company, and upon any further information in connection with the terms of the Exchange Offer, any of which may be given to you by the Company, including instructions with respect to (i) any extension or other modification of the Exchange Offer,
(ii) the amount or manner of payment for any Old Notes exchanged, and (iii) the cancellation of the Exchange Offer.

        10. If under the conditions set forth in the Prospectus and Letter of Transmittal, the Company becomes obligated to accept Old Notes tendered, it will, as promptly as practicable thereafter, deposit with you certificates representing New Notes in the amount determined according to the ratio prescribed in the Prospectus and Letter of Transmittal. Unless otherwise indicated under any Special Issuance Instructions or any Special Delivery Instructions set forth in any Letter of Transmittal, you shall mail the certificates representing the New Notes and the certificates for any Old Notes submitted but not tendered for exchange to the registered owner of the securities at the address shown in the Letter of Transmittal. In the event that either or both the Special Issuance Instructions and the Special Delivery Instructions are completed, you shall mail all certificates representing New Notes (or Old Notes to be returned, if any) to the person or persons so indicated in the Letter of Transmittal. Certificates shall be post-marked by you within a reasonable period of time after certificates have been provided to you.



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____________________ Exchange Agency Agreement
May    , 1998
Page 5


        11. No exchange shall be made as to any Old Notes unless and until such Old Notes have been properly tendered as provided in Section 4 of this Agreement.

        12. For performing your services hereunder, you shall be entitled to receive from the Company a fee of $_______. You shall also be reimbursed by the Company for all reasonable expenses, including counsel fees, if any, and mailing costs you may incur in connection with the performance of your duties or the preparation of this Agreement.

        13. As Exchange Agent hereunder you:

            (a) shall not have duties or obligations other than those specifically set forth or as may subsequently be agreed to by you and the Company;

            (b) shall not be obligated to take any legal or other action hereunder which might in your judgment involve any expense or liability unless you have been furnished with reasonable indemnification;

            (c) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;

            (d) may rely on and shall be protected in acting or refraining from acting upon the written instructions of the Company; and

            (e) may consult counsel satisfactory to you (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the opinion of such counsel.

            (f) you shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by you and making specific reference to this Agreement.

        14. You undertake the duties and obligations imposed herein upon the following additional terms and conditions:

            (a) you shall perform your duties and obligations hereunder with due care;


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____________________ Exchange Agency Agreement
May    , 1998
Page 6


            (b) you shall not be under any responsibility in respect of the validity or sufficiency (not only as to genuineness, but also as to its due execution, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained) of any Letter of Transmittal, certificate representing Old Notes, book-entry transfer of Old Notes or Notice of Guaranteed Delivery; and

            (c) neither you nor any of your directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by you or any of your directors, officers or employees, or for any mistake of fact or law, or for anything which you or any of your directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence or willful misconduct on your part.

        15. You are not authorized to make any recommendation on behalf of the Company as to whether a holder of Old Notes should or should not tender his, her or its Old Notes.

        16. All certificates representing New Notes shall be forwarded by (i) first-class mail under a blanket surety bond protecting you and the Company from loss or liability arising out of the non-receipt or non-deliver of such certificates or (ii) registered mail, insured separately for the replacement value of such certificates.

        17. You are authorized to cooperate with and furnish information to any organization (and its representatives) designated from time to time by the Company, in any manner reasonably requested by any of them and acceptable to you in connection with the Exchange Offer.

        18. The Company covenants and agrees to reimburse, indemnify and hold you harmless against any costs, expenses (including reasonable expenses of your legal counsel), losses or damages which, without negligence, misconduct or bad faith on your part may be paid, incurred or suffered by you or to which you may become subject by reason of or as a result of the administration of your duties hereunder or by reason of or as a result of your compliance with the instructions set forth herein or with any written or oral instructions delivered to you pursuant hereto, or liability resulting from your actions as Exchange Agent pursuant hereto, including any claims against you by any Old Noteholder. The Company shall be entitled to participate at its own expense in the defense, and if the Company so elects at any time after receipt of such notice, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company assumes the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by you, unless in your judgment, which must be reasonable, it is advisable for you to be represented by separate counsel. In no case shall the Company be liable under this indemnity with respect to any claim or action against you, unless the Company shall be notified by you, by letter or by cable or by telecopy confirmed by letter, of the written assertion of a claim against you or of any action


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____________________ Exchange Agency Agreement
May    , 1998
Page 7


commenced against you, promptly after you shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of an action, but failure so to notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity.

        19. You hereby acknowledge receipt of each of the documents listed in items (i) through (iii) of the introduction to this Agreement and further acknowledge that you have examined the same. Any inconsistency between this Agreement on the one hand and the documents listed in items (i) through (iii) of the introduction of this Agreement, as they may from time to time be amended, on the other, shall be resolved in favor of the latter, except with respect to the duties, liabilities and indemnification of you as Exchange Agent.

        20. All notices, statements and other communications hereunder shall be in writing, signed by a duly authorized officer of the party sending such notices, and shall be deemed given when delivered by hand or by certified mail, postage prepaid, addressed as follows: To the Company:

            c/o FPL Energy, Inc.
            11760 US Highway One
            Suite 600
            North Palm Beach, FL 33408
            Attention:     Glenn E. Smith
            Facsimile:     (561) 691-3618
            Telephone:     (561) 691-3500

            to you:

            State Street Bank and Trust Company
            Corporate Trust Division
            Two International Place
            Boston, MA 02110-0778

            Attention:     Traci Hopkins

            Facsimile:     (617) 664-5371
            Telephone:     (617) 664-5553

or to such other address as either party may furnish hereunder by notice; provided that notice of change of address shall be deemed given only when received.

        21. This agreement shall be construed and enforced in accordance with the law of the State of New York applicable to agreements made and to be performed in the State of New York


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____________________ Exchange Agency Agreement
May    , 1998
Page 8


and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

        22. These instructions may be reasonably modified or supplemented by the Company or by any officer thereof authorized to give notice, approval or waiver on its behalf.

        23. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which you are authorized or required to be closed for business.

        Please acknowledge receipt of this letter and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                  Very truly yours,


                                  ESI TRACTEBEL ACQUISITION CORP.



                                  By:     _________________________________
                                          Name:
                                          Title:   Treasurer and Chief Financial
                                                   Officer



ACCEPTED AS OF   ________ , 1998

STATE STREET BANK AND TRUST COMPANY
As Exchange Agent



By:     _________________________________________
        Name:
        Title: